UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 26, 2010

Date of Report (Date of earliest event reported)

3PAR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33823	77-0510671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4209 Technology Drive

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 413-5999

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Agreement and Plan of Merger

On August 26, 2010, 3PAR Inc., a Delaware corporation (“3PAR”), Dell Inc., a Delaware corporation (“Dell”), and Dell Trinity Holdings Corp., a Delaware corporation and wholly owned subsidiary of Dell (“Purchaser”), entered into an Amendment (the “Amendment”) to the Agreement and Plan of Merger dated August 15, 2010, by and among the 3PAR, Dell and Purchaser (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a cash tender offer to purchase all outstanding shares of 3PAR’s common stock (the “Shares”). Under the Amendment, (i) the Offer Price (as defined in the Merger Agreement) was increased from $18.00 per Share to $24.30 per Share and (ii) the Termination Fee (as defined in the Merger Agreement) was increased from $53,500,000.00 to $72,000,000.00.

Other than as expressly modified pursuant to the Amendment, the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by 3PAR on August 16, 2010, remains in full force and effect as originally executed on August 15, 2010. The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On August 26, 2010, 3PAR issued a press release announcing that 3PAR and Dell entered into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Amendment to the Agreement and Plan of Merger by and among 3PAR Inc., Dell Inc. and Dell Trinity Holdings Corp. dated as of August 26, 2010.

99.1	Press Release issued by 3PAR Inc. on August 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3PAR INC.

Date: August 26, 2010	By:	/s/ DAVID C. SCOTT
David C. Scott
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment to the Agreement and Plan of Merger by and among 3PAR Inc., Dell Inc. and Dell Trinity Holdings Corp. dated as of August 26, 2010.

99.1	Press Release issued by 3PAR Inc. on August 26, 2010